EXHIBIT 23.0


We consent to the incorporation by reference of our report dated January 25, 2000 with respect to the 1999 consolidated financial statements of Park Bancorp, Inc. in the Registration Statement on Form S-8 (File No. 333-33103) pertaining to the Park Bancorp, Inc. 1997 Stock-Based Incentive Plan.



                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 23, 2000